                                                                   Exhibit 10.01

                            THIRD AMENDMENT TO LEASE


     This Third Amendment to Lease (this "Amendment") is executed by and between David E. Clem and David M. Roby, Trustees (the "Landlord") of 21 Erie Realty Trust u/d/t dated May 16, 1996, recorded with the Middlesex South District Registry of Deeds (the "Registry") in Book 26325, Page 504, as amended and restated pursuant to an Amended and Restated Declaration of Trust dated May 26, 1999, recorded with the Registry in Book 30231, Page 306, and filed with the Middlesex South Registry District of the Land Court as Document No. 1126128, and Curis, Inc. ("Tenant"), a Delaware corporation, successor by merger to Reprogenesis, Inc. ("Reprogenesis"), a Texas corporation, in amendment of a Lease dated September, 1997 by and between Landlord and Reprogenesis, as amended by First Amendment to Lease dated October 1, 1998 (the "First Amendment") by and between Landlord and Reprogenesis and a Second Amendment to Lease dated June 29, 2000 (the "Second Amendment") by and between Reprogenesis and Landlord (as amended by the First Amendment and the Second Amendment, the "Lease") with respect to a portion of the building known as and numbered 21 Erie Street, Cambridge, Massachusetts (the "Building").

     For good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. Each capitalized term which is used but not defined herein shall have the respective meaning ascribed thereto in the Lease.

     2. Commencing on the later of (a) August 28, 2000 and (b) the date on which Landlord delivers the Third Additional Premises (as hereinafter defined) to Tenant (the "Third Effective Date") and continuing through and including December 31, 2007 (the "Third Additional Premises Term"), Landlord hereby leases and demises to Tenant, and Tenant hereby leases from Landlord, premises consisting of approximately 3,161 rentable square feet of space on the Second Floor of the Building (the "Third Additional Premises"), which is more particularly shown as "HELIOTROPE" on Exhibit A attached hereto and incorporated herein by reference thereto. If Landlord is unable to deliver possession of the Third Additional Premises to Tenant on the Third Effective Date, Landlord shall use commercially reasonable efforts to obtain possession of the Third Additional Premises. In such event, the Third Effective Date shall not occur until the delivery of possession of the Third Additional Premises to Tenant by Landlord. Such inability to deliver possession of the Third Additional Premises, however, shall not affect the validity of this Amendment.

     3. The second sentence of Section 2 of the Second Amendment and the second sentence of Section 3 of the Second Amendment are hereby deleted in their entirety.

     4. Commencing as of January 1, 2001 (the "Fourth Effective Date") and continuing through and including December 31, 2007 (the "Fourth Additional Premises Term"), Landlord hereby leases and demises to Tenant, and Tenant hereby leases from Landlord, premises consisting of approximately 1,645 rentable square feet of space on the Second Floor of the Building (the "Fourth Additional Premises"), which is more particularly shown as "VERTEX" on Exhibit A attached hereto and incorporated herein by reference thereto. Within six months after the Third Effective Date, Landlord shall have Landlord's architect measure the Second Additional Premises, the Third Additional Premises and the Fourth Additional Premises, based upon the BOMA method for measuring floor area in an office building for a single tenant on such floor, but in no event shall such measured floor areas be less than 9,318 rentable square feet, 3,161 rentable square feet and 1,645 rentable square feet, respectively.

     5. From and after the Third Effective Date, the term "Premises" as used in the Lease shall be deemed to include the Third Additional Premises and, except as set forth in this Amendment, the Third Additional Premises shall be subject to all of the terms, covenants and conditions set forth in the Lease. From and after the Fourth Effective Date, the term "Premises" shall include the Fourth Additional Premises and, except as set forth in this Amendment, the Fourth Additional Premises shall be subject to all of the terms, covenants and conditions set forth in the Lease.

     6. Subject to Section 9 hereof, (i) during the Third Additional Premises Term the Annual Base Rent Rate for the Third Additional Premises shall be $30.00 per rentable square foot (the "Third Additional Premises Annual Base Rent Rate") and (ii) during the Fourth Additional Premises Term the Annual Base Rent Rate for the Fourth Additional Premises shall be $30.00 per rentable square foot (the "Fourth Additional Premises Annual Base Rent Rate"). Upon measurement of the Second Additional Premises, the Third Additional Premises and the Fourth Additional Premises, any overpayment by Tenant to Landlord of Annual Base Rent or Annual Additional Rent for the Second Additional Premises, the Third Additional Premises and the Fourth Additional Premises, respectively, shall be credited to Annual Base Rent for the Premises and any underpayment of Annual Base Rent and Annual Additional Rent for the Third Additional Premises and the Fourth Additional Premises, respectively, shall be paid by Tenant to Landlord within ten (10) days after written notice thereof. Annual Base Rent and Annual Additional Rent for the Third Additional Premises and the Fourth Additional Premises shall be made in the same manner and at the same time as Annual Base Rent and Annual Additional Rent for the remainder of the Premises.

     7. The word "Share" set forth in Section 4 of the Second Amendment is hereby deleted and the word "Fraction" is inserted in place thereof. From and after the Third Effective Date and the Fourth Effective Date, respectively, the term "Tenant's Proportionate Fraction" set forth in Article I of the Lease shall be determined by dividing the total rentable square footage of the Premises, as determined from time to time, by the total rentable square footage of the Building, as determined from time to time.

     8. Each of the Third Additional Premises and the Fourth Additional Premises shall be delivered to Tenant by Landlord on an "As Is, Where Is" basis with all faults and without representation, warranty or guaranty of any kind by Landlord to Tenant.

     9. On the Adjustment Date (as defined in Section 4.1(b) of the Lease), the Third Additional Premises Annual Base Rent Rate and the Fourth Additional Premises Annual Base Rent Rate shall be increased by multiplying each of said rates by a fraction, the numerator of which shall be the Price Index (as defined in Section 4.1(b) of the Lease), and the denominator of which shall be the Second Additional Premises Base Price Index (as defined in the Second Amendment), compounded monthly over the then elapsed period of the Third Additional Premises Term and the first two years of the Fourth Additional Premises Term, respectively.

     10. Simultaneously with the execution hereof, Tenant shall pay to Landlord $15,805.00 representing the security deposit for the Third Additional Premises (the "Third Additional Premises Security Deposit Amount"). On or before January 1, 2001, Tenant shall pay to Landlord $8,225.00 representing the security deposit for the Fourth Additional Premises (the "Fourth Additional Premises Security Deposit Amount"). Upon receipt of the Third Additional Premises Security Deposit Amount and Fourth Additional Premises Security Deposit Amount, respectively, references in the Lease to "Security Deposit Amount" shall include the Security Deposit Amount, the Third Additional Premises Security Deposit Amount and the Fourth Additional Premises Security Deposit Amount, all of which shall be subject to all of the provisions of the Lease, including Section 10.11 thereof.

     11. Each party warrants and represents to the other party that it has had no dealings with any broker or agent in connection with this Third Amendment and covenants to defend with counsel reasonably approved by such other party, hold harmless and indemnify such other party from and against any and all cost, expense or liability arising from any breach of the foregoing warranty and representation.

     12 During the Third Additional Premises Term and the Fourth Additional Premises Term, Tenant shall be entitled to lease that number of parking spaces determined pursuant to Section 10.16 of the Lease at the fair market rent from time to time established by Landlord.

     13. The Lease, as amended hereby, is hereby ratified, confirmed and approved in all respects.

     WITNESS the execution hereof under seal as of the 31st day of July, 2000.

                    LANDLORD:


                              /s/ David E. Clem
                              ------------------------------------
                              David E. Clem, Trustee as aforesaid
                              and not individually


                              /s/ David M. Roby
                              ------------------------------------
                              David M. Roby, Trustee as aforesaid
                              and not individually

                    TENANT:

                              CURIS, INC.

                              By: /s/ James S. Sigler
                                  --------------------------------
                                 Title: Vice President, Manufacturing
                                        --------------------------
                                 hereunto duly authorized